Form of the PTL Shareholder Non-Compete Agreements
EX-10.4

NON-COMPETITION AGREEMENT

THIS AGREEMENT made the ________ day of November, 2006,

AMONG:

XXXXXXXXXXX, of <*>

(the “Covenantor”)

AND:

PTL ACQUISITION CORP., a corporation incorporated under the laws of British Columbia and having its registered office at Suite 304, 1959 – 152nd Street, White Rock, British Columbia, Canada, V4A 9P3

(the “Buyer”)

AND:

MOVENTIS CAPITAL, INC., a corporation incorporated under the laws of Delaware and having an office at Suite 304, 1959 – 152nd Street, White Rock, British Columbia, Canada, V4A 9P3

(the “Parent”)

AND:

PTL ELECTRONICS LTD., a corporation incorporated under the laws of British Columbia and having an office at Suite 208 – 1538 Clivedon Avenue, Delta, British Columbia, V3M 6J8

(the “Corporation”)

RECITALS

A.

The Covenantor is XXXXXXX( the “XXX XXXX”).

B.

By a share purchase agreement (the “Purchase Agreement”) among the xxxx, the other shareholders of the Corporation (collectively, the “Sellers”), the Buyer and the Parent dated May 8, 2006, the Buyer and the Parent agreed to purchase from the Sellers certain issued and outstanding shares in the capital of the Corporation.

C.

By virtue of being a beneficiary under the xxxxxxxxx, the Covenantor will obtain a benefit from the close of the transaction contemplated by the Purchase Agreement.

D.

As a condition to the completion by the Buyer and the Parent of the transactions contemplated by the Purchase Agreement, the Covenantor has agreed to execute and deliver this Non-Competition Agreement.

TERMS OF AGREEMENT

IN CONSIDERATION of the mutual promises contained in this Agreement and the Purchase Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.

Definitions.  As used in this Agreement, the following terms have the following meanings:

(a)

“Business” means the business in which the Corporation and its affiliates have engaged in at any time prior to or are engaged in at the time of the closing of the sale of the Shares including, without limitation, the design, manufacture and sale of printed circuit boards using surface mount technology;

(b)

“Customer” means any Entity who, during the Term, has (i) purchased or licensed from the Corporation any product or service produced, supplied, sold, licensed or distributed by the Corporation or, (ii) supplied to the Corporation or the Seller (with the Covenantor’s knowledge) any product to be produced, sold, licensed or distributed by the Corporation;

(c)

“Entity” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning;

(d)

“Prospective Customers” means any Entity who, during the Term, was:  (i) solicited by the Covenantor on behalf of the Corporation for any purpose relating to the Business; or (ii) solicited by the Corporation for any purpose relating to the Business;

(e)

“Prospective Suppliers” means an Entity who, during the Term, was: (i) solicited by the Covenantor on behalf of the Corporation or by the Corporation to become a Supplier; or (ii) solicited the Corporation to become a Supplier;

(f)

“Supplier” means any Entity who, during the Term, has sold or licensed to the Corporation any product or service;

(g)

“Term” means the term of this Agreement, which shall commence upon the date first noted above and continue until the 5th anniversary thereof; and

(h)

“Territory” means the United States of America and Canada.

2.

Non-Competition.  The Covenantor shall not, during the Term, on his own behalf or on behalf of any Entity, whether directly or indirectly, in any capacity whatsoever, alone,

through or in connection with any Entity, carry on or be engaged in or have any financial or other interest in or be otherwise commercially involved in any endeavour, activity or business in all or part of the Territory which is competitive, in any material way, with the Business.

3.

Exceptions.  The Covenantor shall, however, not be in default under Section 2 by virtue of the Covenantor:

(a)

holding, strictly for portfolio purposes and as a passive investor, no more than forty percent (40%) of the issued and outstanding shares of, or any other interest in, any corporation or other entity which is listed on any recognized stock exchange, the business of which corporation or other entity is in competition, in whole or in part, with the Corporation; or

(b)

holding, strictly for portfolio purposes and as a passive investor, issued and outstanding shares of, or any other interest in, any corporation or other entity, the business of which corporation or other entity is in the Business provided the business of such corporation or other entity is not competitive in any material way with the Corporation, and provided further that the Covenantor first obtains the Buyer’s written consent, which consent will not be unreasonably withheld.

If the Convenantor holds issued and outstanding shares or any other interest in a corporation or other entity pursuant to section 3(b) above, and following the acquisition of such shares or other interest the business of the corporation or other entity becomes competitive in any material way the Corporation, the Covenantor will promptly dispose of his shares or other interest in such corporation or other entity.

4.

Non-Solicitation of Customers or Employees.  The Covenantor shall not, during the Term, on his own behalf or on behalf of or in connection with any other Entity, without the prior written consent of the Corporation, directly or indirectly, in any capacity whatsoever, alone through or in connection with any Entity:

(a)

canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Customer, Prospective Customer, or customer of the Corporation’s affiliates, or otherwise solicit, induce or encourage any Customer or Prospective Customer or customer of the Corporation’s affiliates to cease to engage the services of the Corporation or its affiliates, for any purpose which is competitive with the Business; or

(b)

accept (or procure or assist the acceptance of) any business from any Customer or Prospective Customer or customer of the Corporation’s affiliates which business is competitive with the Business; or

(c)

supply (or procure or assist the supply of) any goods or services to any Customer or Prospective Customer or customer of the Corporation’s affiliates for any purpose which is competitive with the Business; or

(d)

employ, engage, offer employment or engagement to or solicit the employment or engagement of or otherwise entice away from or solicit, induce or encourage to leave the employment or engagement of the Corporation or any of its affiliates, any individual who is employed or engaged by the Corporation or any of its affiliates whether or not such individual would commit any breach of his contract or terms of employment or engagement by leaving the employ or the engagement of the Corporation or any of its affiliates; or

(e)

procure or assist any Entity to employ, engage, offer employment or engagement or solicit the employment or engagement of any individual who is employed or engaged by the Corporation or any of its affiliates or otherwise entice away from the employment or engagement of the Corporation or any of its affiliates any such individual; or

(f)

canvass or solicit the products or services of (or procure or assist the canvassing or soliciting of the business of) any Supplier or Prospective Supplier or supplier of the Corporation’s affiliates, or otherwise solicit, induce or encourage any Supplier or Prospective Supplier or supplier of the Corporation’s affiliates to cease providing products and services to the Corporation or its affiliates, for any purpose which is competitive with the Business; or

(g)

accept (or procure or assist the acceptance of) any products or services from any Supplier or Prospective Supplier or supplier of the Corporation’s affiliates for any purpose which is competitive with the Business.

5.

Non-Disparagement.  The Covenantor covenants and agrees that he shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumours, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Corporation, its affiliates or its and their management.

6.

Substitution of Restrictions.  If any restriction as to capacity, activity, period or geographic area imposed on the Covenantor by this Agreement is finally determined by a court of competent jurisdiction to be unenforceable (the “Offending Restriction”), and so often as the same shall occur, the Covenantor agrees that upon written notice from the Buyer specifying for the inclusion in this Agreement of fewer capacities or an activity of lesser scope or of a lesser time or geographic area than now contained herein (the “Lesser Restriction”), that this Agreement shall be deemed to be amended by the substitution of the Lesser Restriction for the Offending Restriction, with retroactive effect to the date of this Agreement.

7.

Injunctive Relief.  The parties to this Agreement recognize that a breach by the Covenantor of any of the covenants contained herein would result in damages to the Corporation and the Buyer and that the Corporation and the Buyer would not be adequately compensated for such damages by monetary award.  Accordingly, the Covenantor agrees that in the event of any such breach, in addition to all the remedies available to the Corporation and the Buyer at law or in equity, the Corporation and the Buyer shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

8.

Covenantor’s Acknowledgements.   The Covenantor acknowledges:

(a)

that the businesses of the Corporation and its subsidiaries are carried on throughout the Territory;

(b)

that all the restrictions contained in this Agreement are reasonable, necessary and valid including, without limitation, the time and geographic limitations specified herein, and the Covenantor hereby waives all defences to the strict enforcement thereof by the Buyer and the Corporation;

(c)

the receipt of good and sufficient consideration in return for the covenants set out herein; and

(d)

that the covenants set out herein have been agreed to following review thereof by the legal advisors of the Covenantor after full consideration thereof by the Covenantor.

9.

Covenantor’s Representation and Warranty.  The Covenantor represents and warrants that he is the xxxxxxx.

10.

Invalidity.  If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

11.

Gender and Number.  Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

12.

Amendments and Waivers.  No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

13.

Proper Law of Agreement.  This Agreement shall be construed in accordance with and be governed by the laws in force from time to time in the Province of British Columbia.

14.

Counterparts.  This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.

AS EVIDENCE OF THEIR AGREEMENT, the parties have executed this Agreement as of the date first above written.

SIGNED, SEALED AND DELIVERED by XXXXXXXXX in the presence of:	) ) ) )
Witness	) )	XXXXXXXX
Address	) )
) )
Occupation	)

PTL ACQUISITION CORP.
Per:
Authorized Signatory

MOVENTIS CAPITAL, INC.
Per:
Authorized Signatory

PTL ELECTRONICS LTD.
Per:
Authorized Signatory